Exhibit 99.1

Donaldson Company Reports Second Quarter 2021 Earnings and Provides Full Year 2021 Guidance

Sales trends improving, double-digit sequential sales growth expected in second half of fiscal 2021
Donaldson expects fiscal 2021 sales to increase between 5% and 8%
Second quarter GAAP EPS of $0.44 includes $0.08 of restructuring expense

MINNEAPOLIS (February 25, 2021) — Donaldson Company, Inc. (NYSE: DCI) today reported second quarter 2021 generally accepted accounting principles (GAAP) net earnings of $56.2 million compared with $64.4 million in 2020. The current period included charges of $14.8 million related to restructuring activities initiated in the second quarter, primarily in Donaldson’s Europe, Middle East and Africa (EMEA) region. Adjusted net earnings were $66.8 million. GAAP earnings per share (EPS)1 for the second quarter 2021 were $0.44 and were $0.50 in 2020. Excluding the impact of restructuring expense, second quarter 2021 adjusted EPS2 were $0.52. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

“Our second quarter results demonstrate the advantage of our diversified portfolio of businesses that allow Donaldson to benefit from cyclical end-market recovery while mitigating the effects of weaker markets at different points in the cycle,” said Tod Carpenter, chairman, president and chief executive officer. “We are executing our strategy to expand our total addressable markets to further enable Donaldson to leverage our filtration technology leadership position, and we are well-positioned to benefit from the post-pandemic recovery.

“We are encouraged by the robust growth in our Engine Off-Road and Aftermarket businesses, which contributed to stronger-than-expected second quarter sales, as well as emerging signs of broad-based recovery. As we are now midway through our fiscal year, and with the backdrop of improving end markets, while noting that uncertainties due to the pandemic continue to exist, full year guidance has been provided for fiscal 2021. We expect adjusted operating margin to increase in fiscal 2021 driven by expanded leverage on higher volumes partially offset by higher commodity costs and mix pressures. I am proud of the hard work and dedication our employees have shown during this unprecedented time of uncertainty. We remain committed to our customers as we advance filtration for a cleaner world.”

[1]All earnings per share figures refer to diluted earnings per share.
[2]Adjusted earnings per share is a non-GAAP financial measure that excludes the impact of certain items not related to ongoing operations.

Operating Results

Second quarter 2021 sales increased 2.6% to $679.1 million from $662.0 million in 2020.

	Three Months Ended		Six Months Ended
	January 31, 2021		January 31, 2021
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Engine Products segment
Off-Road	15.4%	11.2%	4.8%	1.8%
On-Road	(1.2)	(3.0)	(12.2)	(13.3)
Aftermarket	7.2	5.5	3.2	2.1
Aerospace and Defense	(20.4)	(21.9)	(23.7)	(24.9)
Total Engine Products segment	6.2	4.1	0.4	(0.9)

Industrial Products segment
Industrial Filtration Solutions	(3.3)	(6.5)	(6.1)	(8.9)
Gas Turbine Systems	(3.5)	(4.7)	3.2	2.0
Special Applications	(8.1)	(11.3)	(6.3)	(8.5)
Total Industrial Products segment	(4.3)	(7.3)	(5.2)	(7.7)
Total Company	2.6%	0.2%	(1.4)%	(3.2)%

Second quarter 2021 Engine Products (Engine) sales increased 6.2%, reflecting strong results in Off-Road and Aftermarket, partially offset by continued weakness in Aerospace and Defense and On-Road. The decline in Aerospace and Defense was primarily due to lower levels of demand in commercial aerospace as a result of the ongoing COVID-19 pandemic. Engine segment sales across the Asia Pacific region experienced year-over-year growth where both Off-Road and Aftermarket sales were up significantly. On-Road sales declined modestly driven primarily by weaker U.S. Class 8 truck builds.

Second quarter 2021 Industrial Products (Industrial) sales declined 4.3%, driven primarily by continued softness in Industrial Filtration Solutions (IFS) due to lower demand for dust collection products as customers remain cautious in making capital investments. China continues to be a positive for IFS as market share gains, coupled with recovery from the COVID-19 pandemic, drove double-digit growth in the country. Process Filtration sales expanded globally driven by market share gains. Gas Turbine Systems’ sales decline was due to lower project sales, and sales in Special Applications remain under pressure from lower sales of disk drive filters.

Second quarter 2021 gross margin was 33.2% versus 33.7% in 2020, including a negative impact of 80 basis points from restructuring expense related to the Company’s ongoing optimization initiatives. Excluding restructuring expense, adjusted gross margin increased to 34.0%, driven by lower raw material costs, due in part to the Company’s procurement initiatives, partially offset by an unfavorable mix of sales.

Second quarter 2021 operating expenses as a percent of sales increased by 1.0% to 22.0% from 21.0% in 2020. Restructuring expense of $9.0 million added 130 basis points to the operating expense rate. Excluding restructuring expense, adjusted operating expense declined 30 basis points from fiscal 2020 reflecting improved leverage from higher sales and disciplined expense management, partially offset by higher incentive compensation expense.

Second quarter 2021 operating income as a rate of sales (operating margin) declined to 11.2% from 12.8% in 2020. Adjusted operating margin, which excludes $14.8 million of restructuring expense, was 13.4%, or 60 basis points better than the prior year operating margin.

Second quarter 2021 interest expense declined to $3.3 million from $4.5 million in 2020, reflecting interest rate favorability and a lower debt level. Other income, net was $1.1 million in second quarter 2021, compared with $2.8 million in 2020. The year-over-year change was driven by several items including foreign exchange losses.

Donaldson’s second quarter 2021 GAAP effective tax rate increased to 23.9% from 22.2% in 2020, driven primarily by an overall decrease in discrete tax item benefits. The adjusted effective tax rate was 24.7%. Donaldson paid second quarter 2021 dividends of $26.5 million and repurchased approximately 0.4% of its outstanding shares for $30.7 million. Year-to-date Donaldson has repurchased 0.7% of its outstanding shares for $46.3 million.

Fiscal 2021 Outlook

Donaldson expects fiscal 2021 GAAP EPS between $2.09 and $2.17, including a negative impact of $0.08 per share related to restructuring activities in the second quarter, compared with 2020 GAAP EPS of $2.00. Adjusted fiscal 2021 EPS is expected between $2.17 and $2.25. Total Company sales are expected to increase between 5% and 8% compared to 2020. Currency translation is expected to benefit sales by 3%.

Fiscal 2021 Engine sales are projected to increase between 8% and 12% versus 2020, reflecting continuing growth in Off-Road and Aftermarket and strong second half growth in On-Road combined with lower year-over-year sales in the Company’s Aerospace and Defense businesses. Industrial sales are expected to be down 2% to up 2% from 2020, reflecting second half growth in IFS led by Industrial Air Filtration and Process Filtration, and modest growth in Gas Turbine Systems partially offset by declining sales in Special Applications primarily driven by expected declines in disk drive filters.

Donaldson expects fiscal 2021 adjusted operating margin in the range of 13.8% and 14.2%, versus 13.2% in 2020. The year-over-year improvement is projected to come from higher gross margin, reflecting improved absorption and operating expense leverage. The improvement was partially offset by higher raw material costs, mix pressures, and increased incentive compensation expense. The adjusted operating margin forecast excludes the impact of the restructuring charges recorded in the second quarter of 2021.

The Company expects fiscal 2021 interest expense of approximately $13 million, and other income is forecast between $2 million and $4 million. Donaldson’s 2021 effective income tax rate is forecast between 24% and 25%.

The Company expects fiscal 2021 capital expenditures between $55 million and $65 million. Cash flow conversion is still expected above 100%, reflecting strong year-to-date conversion and anticipated increases in working capital later in the fiscal year. Donaldson expects to repurchase 1% to 2% of its outstanding shares during fiscal 2021.

Restructuring

In second quarter 2021, Donaldson initiated actions to further improve its operating and manufacturing cost structure, primarily in its EMEA region. These actions resulted in second quarter and year-to-date pre-tax charges of $14.8 million. These charges reduced second quarter 2021 GAAP EPS by approximately $0.08. Donaldson expects approximately $8 million in annualized savings from these restructuring activities once completed over the next twelve months. The tables attached to this release include a reconciliation of GAAP to non-GAAP measures.

Miscellaneous

The Company will webcast its second quarter 2021 earnings conference call today at 9:00 a.m. CST. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CST today.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends, and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan,” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could cause the Company’s results to differ materially from these statements. These factors include, but are not limited to, pandemics and unexpected events, including the Coronavirus (COVID-19) pandemic; economic and industrial conditions worldwide; the Company’s ability to maintain competitive advantages; threats from disruptive innovation; highly competitive markets with pricing pressure; the Company’s ability to protect and enforce its intellectual property; the difficulties in operating globally; customer concentration in certain cyclical industries; significant demand fluctuations; unavailable raw materials or material cost inflation; inability of operations to meet customer demand; difficulties with information technology systems and security; foreign currency fluctuations; governmental laws and regulations; litigation; changes in tax laws and tax rates; regulations and results of examinations; the Company’s ability to attract and retain qualified personnel; changes in capital and credit markets; execution of the Company’s acquisition, divestiture and other strategic transactions strategy; the possibility of intangible asset impairment; the Company’s ability to manage productivity improvements; unexpected events and business disruptions; the Company’s ability to maintain an effective system of internal control over financial reporting; the United Kingdom’s decision to end its membership in the European Union and other factors included in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2020. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Our diverse, skilled employees at over 140 locations on six continents partner with customers—from small business owners to the world’s biggest OE brands—to solve complex filtration challenges. Discover how Donaldson is Advancing Filtration for a Cleaner World at www.Donaldson.com.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31,			January 31,
	2021	2020	Change	2021	2020	Change
Net sales	$679.1	$662.0	2.6%	$1,315.8	$1,334.7	(1.4)%
Cost of sales	453.8	438.8	3.4	867.8	880.3	(1.4)
Gross profit	225.3	223.2	0.9	448.0	454.4	(1.4)
Operating expenses	149.2	138.7	7.6	284.7	281.4	1.2
Operating income	76.1	84.5	(9.9)	163.3	173.0	(5.7)
Interest expense	3.3	4.5	(26.7)	6.8	9.0	(25.7)
Other (income) expense, net	(1.1)	(2.8)	(61.5)	0.4	(5.5)	(106.4)
Earnings before income taxes	73.9	82.8	(10.8)	156.1	169.5	(7.9)
Income taxes	17.7	18.4	(4.1)	38.0	40.0	(5.0)
Net earnings	$56.2	$64.4	(12.7)%	$118.1	$129.5	(8.7)%

Weighted average shares – basic	126.6	127.1	(0.4)%	126.7	127.0	(0.2)%
Weighted average shares – diluted	128.2	128.9	(0.5)%	128.2	128.8	(0.5)%
Net earnings per share – basic	$0.44	$0.51	(12.4)%	$0.93	$1.02	(8.6)%
Net earnings per share – diluted	$0.44	$0.50	(12.3)%	$0.92	$1.01	(8.8)%

Dividends paid per share	$0.21	$0.21	—%	$0.42	$0.42	—%

Note: Amounts may not foot due to rounding.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	January 31,	July 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$207.3	$236.6
Accounts receivable, net	492.9	455.3
Inventories, net	347.6	322.7
Prepaid expenses and other current assets	78.5	82.1
Total current assets	1,126.3	1,096.7
Property, plant and equipment, net	624.3	631.6
Goodwill	322.1	316.8
Other long-term assets	198.4	199.5
Total assets	$2,271.1	$2,244.6

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	$16.7	$3.8
Current maturities of long-term debt	5.7	5.7
Trade accounts payable	228.1	187.7
Accrued employee compensation and related taxes	99.4	71.2
Current income taxes	18.3	17.6
Other current liabilities	131.3	120.8
Total current liabilities	499.5	406.8
Long-term debt	495.1	617.4
Other long-term liabilities	202.1	216.6
Total liabilities	1,196.7	1,240.8

Redeemable non-controlling interest	—	10.9

Total shareholders’ equity	1,074.4	992.9
Total liabilities & shareholders’ equity	$2,271.1	$2,244.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	January 31,
	2021	2020
Operating Activities
Net earnings	$118.1	$129.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	46.6	42.8
Deferred income taxes	(7.0)	2.5
Stock-based compensation expense	10.2	10.2
Other, net	13.5	10.5
Changes in operating assets and liabilities	20.9	(18.7)
Net cash provided by operating activities	202.3	176.8

Investing Activities
Net expenditures on property, plant and equipment	(30.4)	(79.7)
Net cash used in investing activities	(30.4)	(79.7)

Financing Activities
Proceeds from long-term debt	—	122.7
Repayments of long-term debt	(125.0)	(111.1)
Change in short-term borrowings	13.0	32.2
Purchase of non-controlling interest	(14.4)	—
Purchase of treasury stock	(46.3)	(65.0)
Dividends paid	(53.1)	(53.2)
Tax withholding for stock compensation transactions	(3.5)	(6.0)
Exercise of stock options	18.7	17.4
Net cash used in financing activities	(210.6)	(63.0)
Effect of exchange rate changes on cash	9.4	(0.8)
Increase in cash and cash equivalents	(29.3)	33.3
Cash and cash equivalents, beginning of period	236.6	177.8
Cash and cash equivalents, end of period	$207.3	$211.1

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2021	2020	2021	2020
Gross margin	33.2%	33.7%	34.0%	34.0%
Operating expenses rate	22.0%	21.0%	21.6%	21.1%
Operating margin	11.2%	12.8%	12.4%	13.0%
Other (income) expense, net rate	(0.2)%	(0.4)%	—%	(0.4)%
Depreciation and amortization rate	3.4%	3.3%	3.5%	3.2%
EBITDA rate	14.8%	16.5%	15.9%	16.6%
Effective tax rate	23.9%	22.2%	24.3%	23.6%
Earnings before income taxes - Engine Products	13.3%	12.2%	13.5%	12.9%
Earnings before income taxes - Industrial Products	11.9%	15.3%	12.8%	14.6%
Cash conversion ratio	109.9%	74.7%	145.4%	75.0%

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2021	2020	2021	2020
Adjusted Rates
Gross margin	34.0%	33.7%	34.5%	34.0%
Operating expenses rate	20.7%	21.0%	21.0%	21.1%
Operating margin	13.4%	12.8%	13.5%	13.0%
Other (income) expense, net rate	(0.2)%	(0.4)%	—%	(0.4)%
Depreciation and amortization rate	3.4%	3.3%	3.5%	3.2%
EBITDA rate	17.0%	16.5%	17.0%	16.6%
Effective tax rate	24.7%	22.2%	24.7%	23.6%
Earnings before income taxes - Engine Products	13.8%	12.2%	13.8%	12.9%
Earnings before income taxes - Industrial Products	14.8%	15.3%	14.3%	14.6%
Cash conversion ratio	92.5%	74.7%	133.6%	75.0%

Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of restructuring charges. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended January 31,			Six Months Ended January 31,
	2021	2020	Change	2021	2020	Change
Net sales
Engine Products segment
Off-Road	$77.9	$67.5	15.4%	$142.6	$136.1	4.8%
On-Road	33.4	33.8	(1.2)	65.3	74.5	(12.2)
Aftermarket	330.2	308.1	7.2	647.4	627.5	3.2
Aerospace and Defense	20.9	26.2	(20.4)	43.3	56.6	(23.7)
Total Engine Products segment	462.4	435.6	6.2	898.6	894.7	0.4

Industrial Products segment
Industrial Filtration Solutions	149.9	155.0	(3.3)	285.6	304.1	(6.1)
Gas Turbine Systems	23.4	24.3	(3.5)	46.4	45.0	3.2
Special Applications	43.4	47.1	(8.1)	85.2	90.9	(6.3)
Total Industrial Products segment	216.7	226.4	(4.3)	417.2	440.0	(5.2)

Total Company	$679.1	$662.0	2.6%	$1,315.8	$1,334.7	(1.4)%

Earnings before income taxes
Engine Products segment	$61.3	$53.3	15.0%	$121.7	$115.7	5.2%
Industrial Products segment	25.8	34.6	(25.4)	53.3	64.1	(16.8)
Corporate and Unallocated	(13.2)	(5.1)	(158.8)	(18.9)	(10.3)	(83.5)
Total Company	$73.9	$82.8	(10.8)%	$156.1	$169.5	(7.9)%

Earnings before income taxes %
Engine Products segment	13.3%	12.2%	1.1	13.5%	12.9%	0.6
Industrial Products segment	11.9%	15.3%	(3.4)	12.8%	14.6%	(1.8)

Note: Percentage is calculated by dividing earnings before income taxes by sales. Amounts may not foot due to rounding.

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended January 31, 2021
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	15.4%	5.2%	3.5%	47.3%	42.8%
On-Road	(1.2)	(5.2)	15.6	(1.0)	42.1
Aftermarket	7.2	(0.6)	14.2	17.4	5.9
Aerospace and Defense	(20.4)	(10.8)	(42.3)	84.1	N/A
Total Engine Products segment	6.2	(1.3)	7.5	21.5	7.1

Industrial Products segment
Industrial Filtration Solutions	(3.3)	(13.3)	(1.9)	12.1	10.8
Gas Turbine Systems	(3.5)	8.8	(3.2)	(50.7)	15.6
Special Applications	(8.1)	(29.9)	(0.1)	(6.6)	82.9
Total Industrial Products segment	(4.3)	(11.7)	(1.9)	(0.5)	12.1

Total Company	2.6%	(4.2)%	3.6%	11.7%	7.7%

	Six Months Ended January 31, 2021
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	4.8%	(5.1)%	(6.2)%	38.2%	18.9%
On-Road	(12.2)	(18.3)	4.4	(4.2)	(7.6)
Aftermarket	3.2	(5.0)	10.7	14.7	1.0
Aerospace and Defense	(23.7)	(11.3)	(47.9)	13.1	N/A
Total Engine Products segment	0.4	(7.1)	1.9	17.2	1.4

Industrial Products segment
Industrial Filtration Solutions	(6.1)	(15.9)	(2.0)	6.8	(6.1)
Gas Turbine Systems	3.2	13.7	(6.5)	4.3	0.4
Special Applications	(6.3)	(17.3)	(2.5)	(5.4)	(32.0)
Total Industrial Products segment	(5.2)	(12.3)	(2.7)	0.4	(5.6)

Total Company	(1.4)%	(8.5)%	—%	9.9%	0.5%

Note: Amounts may not foot due to rounding.

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended January 31, 2021
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	11.2%	5.2%	(4.3)%	40.2%	69.5%
On-Road	(3.0)	(5.2)	8.7	(5.6)	67.5
Aftermarket	5.5	(0.6)	7.8	11.7	11.8
Aerospace and Defense	(21.9)	(10.8)	(46.5)	74.3	N/A
Total Engine Products segment	4.1	(1.3)	1.0	15.6	13.6

Industrial Products segment
Industrial Filtration Solutions	(6.5)	(13.3)	(8.2)	6.6	15.7
Gas Turbine Systems	(4.7)	8.8	(5.6)	(51.9)	15.6
Special Applications	(11.3)	(29.9)	(6.4)	(9.6)	82.9
Total Industrial Products segment	(7.3)	(11.7)	(7.7)	(4.5)	16.2

Total Company	0.2%	(4.2)%	(2.6)%	6.7%	14.0%

	Six Months Ended January 31, 2021
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	1.8%	(5.1)%	(12.6)%	33.4%	41.4%
On-Road	(13.3)	(18.3)	(0.6)	(7.3)	8.3
Aftermarket	2.1	(5.0)	5.5	10.5	7.3
Aerospace and Defense	(24.9)	(11.3)	(51.3)	8.7	N/A
Total Engine Products segment	(0.9)	(7.1)	(3.5)	13.0	8.3

Industrial Products segment
Industrial Filtration Solutions	(8.9)	(15.9)	(7.9)	2.8	(1.4)
Gas Turbine Systems	2.0	13.7	(8.4)	1.5	1.1
Special Applications	(8.5)	(17.3)	(8.3)	(7.0)	(32.0)
Total Industrial Products segment	(7.7)	(12.3)	(8.0)	(2.4)	(1.5)

Total Company	(3.2)%	(8.5)%	(5.3)%	6.3%	7.0%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchanges rates and compared these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$73.4	$90.7	$202.3	$176.8
Net capital expenditures	(11.6)	(42.6)	(30.4)	(79.7)
Free cash flow	$61.8	$48.1	$171.9	$97.1

Net earnings	$56.2	$64.4	$118.1	$129.5
Income taxes	17.7	18.4	38.0	40.0
Interest expense	3.3	4.5	6.8	9.0
Depreciation and amortization	23.3	21.6	46.6	42.8
EBITDA	$100.5	$108.9	$209.5	$221.3

Adjusted net earnings	$66.8	$64.4	$128.7	$129.5
Adjusted income taxes	21.9	18.4	42.2	40.0
Interest expense	3.3	4.5	6.8	9.0
Depreciation and amortization	23.3	21.6	46.6	42.8
Adjusted EBITDA	$115.3	$108.9	$224.3	$221.3

Gross profit	$225.3	$223.2	$448.0	$454.4
Restructuring charges	5.8	—	5.8	—
Adjusted gross profit	$231.1	$223.2	$453.8	$454.4

Operating expense	$149.2	$138.7	$284.7	$281.4
Restructuring charges	9.0	—	9.0	$—
Adjusted operating expense	$140.2	$138.7	$275.7	$281.4

Operating income	$76.1	$84.5	$163.3	$173.0
Restructuring charges	14.8	—	14.8	—
Adjusted operating income	$90.9	$84.5	$178.1	$173.0

Net earnings	$56.2	$64.4	$118.1	$129.5
Restructuring charges, net of tax	10.6	—	10.6	—
Adjusted net earnings	$66.8	$64.4	$128.7	$129.5

Diluted earnings per share	$0.44	$0.50	$0.92	$1.01
Restructuring charges per share	0.08	—	0.08	—
Adjusted diluted earnings per share	$0.52	$0.50	$1.00	$1.01

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.